EXHIBIT 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
Pursuant to
18 U.S.C. Section 1350,
As Adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
I, Stephen Cumming, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report of Edgio, Inc. on Form 10-Q for the period ended June 30, 2023, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such quarterly report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Edgio, Inc.

Date:	September 12, 2023	By:	/s/ STEPHEN CUMMING
		Name:	Stephen Cumming
		Title:	Chief Financial Officer (Principal Financial Officer)
A signed original of this written statement required by Section 906 has been provided to Edgio, Inc. and will be retained by, Edgio, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This certification “accompanies” the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.